SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): April 20, 2000

                        Prism Financial Corporation
             (Exact Name of Registrant as Specified in Charter)

                                  Delaware
               (State or Other Jurisdiction of Incorporation)

      0-26135                                 36-4279417
 (Commission File Number)           (IRS Employer Identification No.)


           440 North Orleans, Chicago, Illinois                     60610
           (Address of Principal Executive Offices)               (Zip Code)

           Registrant's telephone number, including area code: (312) 494-0020

                               Not Applicable
       (Former name or former address, if changed since last report)



 ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

      On April 20, 2000, Royal Bank of Canada, a Canadian commercial bank ("Parent"), through Prism Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent ("Purchaser"), accepted for purchase 14,428,412 shares of the common stock, par value $.01 per share (the "Common Stock"), of Prism Financial Corporation, a Delaware corporation (the "Company"), together with associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of January 27, 2000, between the Company and LaSalle Bank National Association, as Rights Agent (the "Rights," and, together with the Common Stock, the "Shares"), that had been validly tendered and not withdrawn pursuant to Purchaser's tender offer for all of the outstanding Shares at $7.50 per Share, net to the seller in cash (the "Offer"). The Offer was made pursuant to a Merger Agreement (the "Merger Agreement"), dated as of March 10, 2000, among the Company, Parent and Purchaser, which provides for, among other things, the making of the Offer by Purchaser and, following the consummation of the Offer, the merger of Purchaser with and into the Company (the "Merger"), with the Company as the surviving corporation in the Merger. The Shares purchased pursuant to the Offer constitute approximately 97.6% of the Shares issued and outstanding. The aggregate purchase price for the Shares purchased pursuant to the Offer was $108,213,090. Purchaser obtained all funds needed for such purchase through a capital contribution from Parent. Parent obtained such funds from existing resources and internally generated funds.

      On April 25, 2000, the merger provided for by the Merger Agreement (the "Merger") became effective. Pursuant to the Merger, Shares which were not validly tendered pursuant to the Offer and accepted for purchase by Purchaser (and whose holders have not sought appraisal of their Shares in accordance with applicable provisions of Delaware law) were converted into the right to receive $7.50 per Share, net to the seller in cash, upon delivery of appropriate documentation to the payment agent for the Offer. As a result of the Merger, Parent owns 100% of the outstanding Shares of the Company.

      To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.


                                 SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 Date:  April 27, 2000
                               PRISM FINANCIAL CORPORATION


                               By:    /s/ Mark A. Filler
                                   ------------------------------
                                   Name:   Mark A. Filler
                                   Title:  President and
                                             Chief Executive Officer